SS&C Technologies (NASDAQ:SSNC) Q3 2026 Earnings Results

© SS&C Technologies, Inc. This presentation contains forward-looking statements, as defined by federal and state securities laws, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance or products, underlying assumptions, and other statements which are other than statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as ''may,'' ''will,'' ''should,'' "hope,'' "expects,'' ''intends,'' ''plans,'' ''anticipates,'' "contemplates," ''believes,'' ''estimates,'' ''predicts,'' ''projects,'' ''potential,'' ''continue,'' and other similar terminology or the negative of these terms. From time to time, we may publish or otherwise make available forward-looking statements of this nature. All such forward-looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by the cautionary statements described on this message including those set forth below. All statements contained in this presentation are made only as of the date of this presentation. In addition, except to the extent required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements to reflect events, circumstances, or new information after the date of the information or to reflect the occurrence or likelihood of unanticipated events, and we disclaim any such obligation. Forward-looking statements are only predictions that relate to future events or our future performance and are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results, outcomes, levels of activity, performance, developments, or achievements to be materially different from any future results, outcomes, levels of activity, performance, developments, or achievements expressed, anticipated, or implied by these forward-looking statements. Other factors that could affect actual results, outcomes, levels of activity, performance, developments or achievements can be found under the heading “Risk Factors” in SS&C Technologies Holdings, Inc.’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. As a result, we cannot guarantee future results, outcomes, levels of activity, performance, developments, or achievements, and there can be no assurance that our expectations, intentions, anticipations, beliefs, or projections will result or be achieved or accomplished. SAFE HARBOR STATEMENT

© SS&C Technologies, Inc. Q3 2026 GAAP Revenue growth and Adjusted Revenue growth were 7.8 percent. Q3 2026 Adjusted Organic Revenue Growth was 5.2 percent. Net cash generated from operating activities of $1,216.3 million for the nine months ended September 30, 2026, up 10.4 percent compared to the same period in 2025. Returned $225.3 million to shareholders in Q3 2026, which included 1.9 million shares repurchased for $154.8 million and $70.5 million in common stock dividends. Paid down $130.0 million in debt, bringing our net leverage ratio to 2.63x. Record adjusted consolidated EBITDA of $674.8 million for Q3 2026, up 9.0 percent. Adjusted consolidated EBITDA margin for Q3 2026 was 39.9 percent. GAAP operating income margin for Q3 2026 was 24.2 percent and GAAP net income of $198.9 million for Q3 2026. Adjusted diluted earnings per share was $1.78, up 14.8 percent. In August, SS&C increased our common stock dividend to $1.20 annually, an 11.1 percent increase. Q3 2026 HIGHLIGHTS

© SS&C Technologies, Inc. Q3 2026 FINANCIAL HIGHLIGHTS Note: See appendix for reconciliation of non-GAAP financial measures Metric Q3 2026 Q3 2025 $ +/- % +/- Adjusted Revenues ($M) $1,691.1 $1,569.0 $122.1 7.8% Adjusted Operating Income ($M) $657.6 $602.5 $55.1 9.1% Adjusted Consolidated EBITDA ($M) $674.8 $619.0 $55.8 9.0% Adjusted Consolidated EBITDA margin 39.9% 39.5% - 40 bps Operating Cash Flow for the nine months ended September 30, 2026 ($M) $1,216.3 $1,101.3 $115.0 10.4% Adjusted Diluted Earnings Per Share $1.78 $1.55 $0.23 14.8%

DEBT REVIEW AND CAPITAL ALLOCATION © SS&C Technologies, Inc. SS&C generated net cash from operating activities of $1,216.3 million for the nine months ended September 30, 2026, compared to $1,101.3 million for the same period in 2025. Debt Paid down $130.0 million in debt in Q3 2026. Net leverage ratio is 2.63x, secured net leverage ratio is 1.59x LTM consolidated EBITDA of $2,650.3 million. Shareholder Returns Q3 2026 we bought back 1.9 million shares for $154.8 million, at an average price of $79.95 per share. Paid $70.5 million in common stock dividends for the three months ended September 30, 2026. In August, SS&C increased our common stock dividend 11.1% to $1.20/share annually. 100% directly to shareholders 63% directly to shareholders Mix of Capital Allocation

© SS&C Technologies, Inc. ORGANIC GROWTH CALCULATIONS 2026 Q1 2026 Q2 2026 Q3 2026 Total Adjusted Revenues ($M) 1,648.2 1,696.9 1,691.1 FX ($M) (22.4) (5.4) (1.7) Acquisitions ($M) (34.9) (35.9) (39.4) Organic Revenues ($M) 1,590.9 1,655.6 1,650.0 Organic Revenue Growth Rate (%) 5.0% 7.6% 5.2%

© SS&C Technologies, Inc. ADJUSTED ORGANIC GROWTH BY BUSINESS 1Hedge Fund Admin, Private Markets Admin, Registered Services, Retail Alternatives 2Includes Retirement and Distribution Solutions 3Includes Advent, Eze/Financial Markets, I&IM, ALPS Advisors, & other technology 4Includes Blue Prism, Regulatory Solutions, Algorithmics Business 2025 Revenue Base Q1 2026 Q2 2026 Q3 2026 Consolidated $6.28 B 5.0% 7.6% 5.2% GlobeOp1 $1.77 B 6.7% 9.0% 9.0% GIDS and related2 $1.60 B 10.4% 8.9% 6.3% Wealth and Investment Technologies3 $1.51 B (0.4%) 9.8% 1.9% Intralinks $569 M 3.2% 7.4% 6.3% Intelligent Automation & Analytics4 $565 M 0.5% (1.0%) (4.5%) Healthcare $261 M 3.7% (3.1%) 8.5%

Adjusted consolidated EBITDA ($M) and EBITDA margin (%) 38.8% 39.2% 40.1%1 © SS&C Technologies, Inc. ADJUSTED REVENUE AND ADJUSTED CONSOLIDATED EBITDA Adjusted revenue ($M) Note: See appendix for reconciliation of non-GAAP financial measures 1Midpoint of 2026 guidance

© SS&C Technologies, Inc. Quarterly retention rate is based on a rolling prior twelve months for all of SS&C. Acquisitions are not included in retention rate calculation until one year post-acquisition. REVENUE RETENTION

© SS&C Technologies, Inc. ADJUSTED NET INCOME & ADJUSTED DILUTED EPS Adjusted net income ($M) Adjusted diluted EPS Note: See appendix for reconciliation of non-GAAP financial measures * 2025 quarterly amounts presented using an effective tax rate of 22.0%; refer to appendix for additional information 1Midpoint of 2026 guidance

© SS&C Technologies, Inc. ALTERNATIVE ASSETS UNDER ADMINISTRATION ($B) Up $628 billion over 2 years

QUARTERLY GUIDANCE Q4 2026 Adjusted Revenues ($M) $1,700 – $1,740 Organic growth Midpoint (%) 4.0% Interest Expense ($M)1 $103 – $105 Adjusted Net Income ($M) $454– $470 Adjusted Diluted Earnings Per Share $1.88 – $1.94 Cash from Operating Activities ($M) – Capital Expenditures (% of revenue) – Diluted Shares (M) 240.0– 243.0 Effective Income Tax Rate (%) 21.5% – 23.5% SS&C does not provide reconciliations of guidance for Adjusted Revenues and Adjusted Net Income to comparable GAAP measures, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. SS&C is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include acquisition transactions and integration, foreign exchange rate changes, as well as other non-cash and other adjustments as defined under the Company’s Credit agreement, that are difficult to predict in advance in order to include in a GAAP estimate. The unavailable information could have a significant impact on Q4 2026 and FY 2026 GAAP financial results. 1Interest expense is net of deferred financing cost amortization and original issue discount © SS&C Technologies, Inc.

FULL YEAR GUIDANCE

	FY 2026 (as of 10/22/26)	FY 2026 (as of 7/23/26)
Adjusted Revenues ($M)	$6,736 – $6,776	$6,672 – $6,832
Midpoint	$6,756	$6,752
Organic growth Midpoint (%)	5.5%	5.5%
Interest Expense ($M)[1]	$417 – $419	$406 – $416
Adjusted Net Income ($M)	$1,726 – $1,742	$1,670 – $1,770
Adjusted Diluted Earnings Per Share	$7.11– $7.17	$6.93 – $7.25
Midpoint	$7.14	$7.09
Cash from Operating Activities ($M)	$1,717 – $1,817	$1,717 – $1,817
Capital Expenditures (% of revenue)	4.4% – 4.8%	4.4% – 4.8%
Diluted Shares (M)	242.7 – 242.9	241.0 – 244.0
Effective Income Tax Rate (%)	21.5% – 23.5%	21.5% – 23.5%

[1]Interest expense is net of deferred financing cost amortization and original issue discount

SS&C does not provide reconciliations of guidance for Adjusted Revenues and Adjusted Net Income to comparable GAAP measures, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. SS&C is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include acquisition transactions and integration, foreign exchange rate changes, as well as other non-cash and other adjustments as defined under the Company's Credit agreement, that are difficult to predict in advance in order to include in a GAAP estimate. The unavailable information could have a significant impact on Q4 2026 and FY 2026 GAAP financial results.

© SS&C Technologies, Inc.

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APPENDIX

Adjusted revenues represents revenues adjusted to include a) amounts that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisition and b) amounts that would have been recognized if not for adjustments to deferred revenue and retained earnings related to the adoption of ASC 606. Adjusted revenues is presented because we use this measure to evaluate performance of our business against prior periods and believe it is a useful indicator of the underlying performance of our business. Adjusted revenues is not a recognized term under generally accepted accounting principles (“GAAP”). Adjusted revenues does not represent revenues, as that term is defined under GAAP, and should not be considered as an alternative to revenues as an indicator of our operating performance. Adjusted revenues as presented herein is not necessarily comparable to similarly titled measures presented by other companies. Below is a reconciliation of adjusted revenues to revenues, the GAAP measure we believe to be most directly comparable to adjusted revenues. Reconciliation of revenues to adjusted revenues The following is a breakdown of technology-enabled services and license, maintenance and related revenues and adjusted technology-enabled services and license, maintenance and related revenues.

Adjusted operating income represents operating income adjusted for amortization of intangible assets, stock-based compensation, purchase accounting adjustments for deferred revenue and related costs, ASC 606 adoption impact and other expenses. Adjusted operating income is presented because we use this measure to evaluate performance of our business and believe it is a useful indicator of our underlying performance. Adjusted operating income is not a recognized term under GAAP. Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures by other companies. The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income. Reconciliation of operating income to adjusted operating income Other includes additional expenses and income that are permitted to be excluded per the terms of our Credit Agreement from Consolidated EBITDA, a financial measure used in calculating our covenant compliance. Acquisition related includes costs related to both current acquisitions and the resolution of pre-acquisition matters for prior period acquisitions. Adjusted operating income attributable to noncontrolling interest represents the proportionate share of adjusted operating income of DomaniRx, LLC (a consolidated joint venture) retained by our joint venture partners.

EBITDA represents net income before interest expense, income taxes, depreciation and amortization. Consolidated EBITDA, defined under our Credit Agreement entered into in April 2018, as amended, is used in calculating covenant compliance, and is EBITDA adjusted for certain items. Consolidated EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. Adjusted Consolidated EBITDA is calculated by subtracting acquired EBITDA (as defined below) from Consolidated EBITDA. EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA are presented because we use these measures to evaluate performance of our business and believe them to be useful indicators of an entity’s debt capacity and its ability to service debt. EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA are not recognized terms under GAAP and should not be considered in isolation or as alternatives to operating income, net income or cash flows from operating activities as indicators of our operating performance. These measures are not necessarily comparable to similarly titled measures by other companies. The following is a reconciliation of EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA to net income. Reconciliation of net income to EBITDA, consolidated EBITDA and adjusted consolidated EBITDA

Acquired EBITDA reflects the EBITDA impact of significant businesses that were acquired during the last twelve months as if the acquisition occurred at the beginning of the trailing twelve-month period, as well as cost savings enacted in connection with acquisitions. Investment gains includes unrealized fair value adjustments of investments and dividend income received on investments. Other includes additional expenses and income that are permitted to be excluded per the terms of our Credit Agreement from Consolidated EBITDA, a financial measure used in calculating our covenant compliance, and includes a loss on the sale of fixed assets of $33.3 million during the twelve months ended September 30, 2026. Adjusted Consolidated EBITDA attributable to noncontrolling interest represents the proportionate share of adjusted Consolidated EBITDA of DomaniRx, LLC (a consolidated joint venture) retained by our joint venture partners. Reconciliation of net income to EBITDA, consolidated EBITDA and adjusted consolidated EBITDA

Adjusted net income and adjusted diluted earnings per share attributable to SS&C represent net income and earnings per share attributable to SS&C before amortization of intangible assets and deferred financing costs, stock-based compensation, purchase accounting adjustments and other items. We consider adjusted net income and adjusted diluted earnings per share attributable to SS&C to be important to management and investors because they represent our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, purchase accounting adjustments, loss on extinguishment of debt and other items, that are not operational in nature or comparable to those of our competitors. Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP. Adjusted net income and adjusted diluted earnings per share do not represent net income or diluted earnings per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance. Adjusted net income and adjusted diluted earnings per share attributable to SS&C as presented herein are not necessarily comparable to similarly titled measures presented by other companies. Below is a reconciliation of adjusted net income and adjusted diluted earnings per share attributable to SS&C to net income and diluted earnings per share attributable to SS&C, the GAAP measures we believe to be most directly comparable to adjusted net income and adjusted diluted earnings per share. Reconciliation of net income to adjusted net income attributable to SS&C and diluted earnings per share to adjusted diluted earnings per share attributable to SS&C

Investment (gains) losses includes unrealized fair value adjustments of investments. Other includes additional expenses and income that are permitted to be excluded per the terms of our Credit Agreement from Consolidated EBITDA, a financial measure used in calculating our covenant compliance. An estimated effective tax rate of 22.5% has been used to adjust the provision for income taxes for the purpose of computing adjusted net income for the three and nine months September 30, 2026. An effective tax rate of 22% has been used to retroactively adjust the provision for income taxes for the purpose of computing adjusted net income for the three and nine months ended September 30, 2025. Adjusted net income attributable to noncontrolling interest represents the proportionate share of adjusted net income of DomaniRx, LLC (a consolidated joint venture) retained by our joint venture partners. Reconciliation of net income to adjusted net income and diluted earnings per share to adjusted diluted earnings per share

THANK YOU. © SS&C Technologies, Inc.